EXHIBIT 99.1

News Release

Contact:	Sandi Noah	Paul DeSantis
	Communications	Chet Fox
	(216) 682-7011	Investor Relations
(216) 682-7003

OMNOVA Solutions Announces Reduction in
Annual Operating Costs of $14-17M Through Manufacturing Realignment and SG&A Restructuring Actions

BEACHWOOD, OHIO, June 11, 2015 -

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Extensive manufacturing footprint redesign includes closure of styrene butadiene (SB) latex manufacturing at one facility, elimination of significant additional capacity at a second site, and production transition to create manufacturing Centers of Excellence with reduced operating costs

•	Plan will increase SB capacity utilization to above 90% and enhance ability to meet customers’ needs in a cost effective, sustainable way

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Manufacturing footprint changes and other manufacturing cost actions of $6-8 million in annual savings announced today, along with previously announced annual savings of $4 million through the closure of emulsion polymer production in Akron, Ohio, expected to reduce annual operating costs by a total of $10-12 million

•	In addition, actions to restructure SG&A expense to deliver $4-5 million in lower annual operating costs
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OMNOVA Solutions (NYSE: OMN) today announced a plan to reduce annual operating expenses by $14-17 million through various actions to lower costs and improve efficiencies of its manufacturing operations and SG&A (Sales, General & Administrative) activities. The $14-17 million total includes $4 million of previously announced annual savings from the closure of emulsion polymer manufacturing at the Company’s Akron, Ohio, USA plant, plus $10-13 million related to new initiatives. The combined actions will increase capacity utilization and enhance the Company’s ability to sustainably serve customers with high quality, cost competitive products in both its Performance Chemicals and Engineered Surfaces business segments.
A key part of the plan results from the Company’s extensive global chemical manufacturing footprint analysis. As part of a footprint redesign, OMNOVA will close manufacturing operations in Calhoun, Georgia, USA, which is one of the Company’s sites currently serving the North American carpet, paper and tire industries. Production of the approximately 135 million wet pounds of styrene butadiene (SB) latex chemistries for carpet and paper will be moved primarily to the Company’s state of the art, world class facility at Green Bay, Wisconsin. The Green Bay site is the most modern in the North American SB latex industry.
Vinyl pyridine (VP) latex currently produced in Calhoun for tire cord applications will be consolidated into other cost competitive OMNOVA sites to continue serving customers with multiple secure sources of supply.
OMNOVA will convert the Calhoun, Georgia site into a distribution, quality control and technical service center that will continue to serve the carpet industry and other regional customers, ensuring sustainable, high quality, secure supply.

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In addition, the Company will close approximately 130 million pounds of SB manufacturing capacity at its Mogadore, Ohio, USA site. Mogadore will continue to manufacture SB latices and other polymers, primarily for specialty applications such as nonwovens, building and construction, tape and adhesives, and oil & gas exploration and production. Actions in Mogadore will position the plant for future growth opportunities in attractive specialty markets.
With these changes, OMNOVA’s North American chemical facilities will become market-aligned Centers of Excellence, and its total SB latex capacity utilization will increase to more than 90% from approximately 62% today.
These actions are in addition to the previously announced closure of emulsion polymer manufacturing at OMNOVA’s Akron, Ohio facility and the conversion of the more modern and cost competitive reactors at Mogadore to the production of a broader array of specialty chemistries. As previously disclosed, those efforts will yield annual savings of approximately $4 million. In total, those actions, plus the manufacturing footprint redesign announced today and additional manufacturing cost improvements across both OMNOVA business segments, are expected to save $10-12 million per year.
“The footprint redesign helps us meet our objective of cost effectively matching capacities and capabilities with current market conditions and future growth opportunities,” said Kevin McMullen, OMNOVA Solutions’ Chairman and Chief Executive Officer. “It enhances our ability to meet the needs of our customers in the carpet, paper and specialty markets in a cost effective, sustainable fashion. These actions represent another major step in putting our Performance Chemicals segment

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back on a track of generating improved returns, profitable growth and greater shareholder value.
“Our plan will contribute significantly to 3 of our 4 strategic priorities: (1) Stabilizing the traditional core businesses (paper and carpet) and driving margin expansion and improved cash generation; (2) Accelerating profitable growth in our key specialty businesses (with manufacturing aligned to support it); and (3) Driving improved returns on investment.
“We regret the impact these actions will have on our employees, and we will provide assistance to help those affected. Though difficult, we know this is a path we must take to bring our business in line with the market realities we face, while simultaneously improving performance and positioning the Company for stronger and more sustainable profitable growth,” McMullen concluded.
The closure of Calhoun manufacturing and the product and process transitions between sites will last through the middle of fiscal 2016. Ultimately, nearly 40 positions in Calhoun could be affected, while employment in Mogadore and Green Bay is expected to remain stable. The Company has two other North American chemical production sites - in Chester, South Carolina and Fitchburg, Massachusetts - which are not affected by the footprint redesign.
In addition to the manufacturing-related actions, OMNOVA announced the second key element of its plan: the restructuring of SG&A costs. A total SG&A reduction target of $4-5 million will be accomplished through initiatives in progress to fundamentally rethink business processes to achieve greater effectiveness and efficiencies.

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OMNOVA expects operating cost savings across both business segments of approximately $3 million in the second half of fiscal 2015, an incremental $7-9 million in fiscal 2016 and an incremental $4-5 million in fiscal 2017, to reach the full $14-17 million by 2017. The 2015 and 2016 savings numbers include the previously announced $2 million in 2015 and an incremental $2 million in 2016 from the Akron, Ohio emulsion polymer manufacturing closure.
The combination of the various plan elements are expected to result in a total cost through 2016 of $16-20 million, of which approximately $9-11 million will be cash.
More details on this will be provided in the Company’s 2015 second quarter earnings release.
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters.

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Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in business generally and the markets in which the Company operates or proposes to operate. Other risks and uncertainties are more specific to the Company’s businesses including businesses the Company acquires. There also may be risks and uncertainties not currently known to the Company. The occurrence of such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely effect the Company’s business, operations or assets as well as the Company's results and, in some cases, such effect could be material. Certain risk factors facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s current business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained and referenced herein.
All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to

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publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
Risks and uncertainties that may adversely impact OMNOVA’s business, operations, assets, or other matters affecting the Company and may cause actual results to materially differ from expected results include, but are not limited to: (1) the Company's exposure to general economic, business and industry conditions; (2) changes in raw material prices and availability; (3) the highly competitive markets the Company serves and continued consolidations among its customer base; (4) the Company's ability to develop new products that appeal to customers; (5) the creditworthiness of the Company's customers; (6) the concentration of OMNOVA's Performance Chemicals business among several large customers; (7) increased foreign competition for the Company's customers and suppliers; (8) the inherent risks of international operations; (9) risks associated with the use of chemicals; (10) the failure of a joint venture partner to meet its commitments; (11) the Company's ability to identify and complete strategic transactions; (12) OMNOVA's ability to successfully integrate acquired companies; (13) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (14) unanticipated capital expenditures; (15) increases in healthcare costs; (16) the Company's ability to retain or recruit key employees; (17) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (18) the Company's contribution obligations under its U.S. pension plan; (19) the Company's failure to protect its intellectual property; (20) adverse litigation outcomes or settlements; (21) the Company's reliance on foreign financial institutions to hold some of its funds; (22) information systems failures and cyberattacks; (23) potential goodwill impairment

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charges; (24) the actions of activist shareholders; (25) the Company's substantial debt and any decision in the future to incur additional debt; (26) the operational and financial restrictions contained in the Company's indenture; (27) a default under the Company's term loan or revolving credit facility; and (28) the Company's ability to generate sufficient cash to service its outstanding debt.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2014 Form 10-K and subsequent filings, which are available online at www.omnova.com and www.sec.gov.
OMNOVA Solutions Inc. is a technology-based company with sales for the twelve month period ending February 28, 2015 of approximately $1.0 billion and a global workforce of approximately 2,300. OMNOVA is an innovator of emulsion polymers, specialty chemicals, and functional and decorative surfaces for a variety of commercial, industrial and residential end uses. Visit OMNOVA Solutions on the internet at www.omnova.com.

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